Exhibit 5.1

September 14, 2010

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:          Asia Carbon Industries, Inc.
Form S-1 Registration Statement (File No. 333-167090)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Amendment No. 3 to Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Asia Carbon Industries, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above and the laws of the State of Maryland, we are of the opinion that the Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Maryland, and that the securities being offered and sold by the selling security holders pursuant to the Registration Statement, consisting of 9,202,884 shares of common stock, are and will be, when issued in the manner described in the Registration Statement, duly authorized, legally  issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP

61 Broadway    New York, New York  10006  212-930-9700  212-930-9725 Fax
www.srff.com